
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                             AMERICAN STUDIOS, INC.
                                       TO

                             ASI ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                            PCA INTERNATIONAL, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates
("Share Certificates") evidencing shares of common stock, par value $.001 per share (the "Shares"), of American Studios, Inc., a North Carolina corporation
(the "Company"), are not immediately available, (ii) time will not permit all required documents to reach IBJ Schroder Bank & Trust Company, as Depositary
(the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed
Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

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
             By Mail:                 By Facsimile Transmission:    By Hand or by Overnight Delivery:
           P.O. Box 84                      (212) 858-2611                   One State Street
      Bowling Green Station             Attn.: Reorganization            New York, New York 10004
        New York, New York              Operations Department          Attn.: Securities Processing
            10274-0084                                                    Window, Subcellar One
      Attn.: Reorganization               Confirm Receipt of
      Operations Department              Notice of Guaranteed
                                        Delivery by Telephone:
                                            (212) 858-2103

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to ASI Acquisition Corp., a North Carolina corporation (the "Purchaser") and a wholly owned subsidiary of PCA International, Inc., a North Carolina corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares:
-----------------------------------

Certificate Nos. (If available):

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Check one box if Shares will be tendered
  by book-entry transfer:

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

Account Number:
----------------------------------

Dated:
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Name(s) of Record Holder(s):

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Please Print

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Address

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                                              Zip Code

------------------------------------------------------
Company Area Code and Tel. No.:

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Area Code and Tel. No.:

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Signature(s):

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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
-------------------------------------------------      -------------------------------------------------
Name of Firm                                           Authorized Signature
-------------------------------------------------      -------------------------------------------------
Address                                                Title
-------------------------------------------------      Name:
                                         Zip Code      -----------------------------------------------
-------------------------------------------------      Please Print
Area Code and Telephone No.                            Date:
                                                       ----------------------------------------

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.